EXHIBIT 99.1


                          [PRIVATEBANCORP, INC. LETTERHEAD]

                                                        FOR FURTHER INFORMATION:
                                                             Dennis Klaeser, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7100

FOR IMMEDIATE RELEASE

            PRIVATEBANCORP REPORTS RECORD EARNINGS PER SHARE OF $0.41

            Earnings per share up 21 percent over third quarter 2004

         Chicago, IL, October 17, 2005---PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.41 per diluted share for the third quarter 2005 compared to third quarter 2004 earnings per diluted share of $0.34, reflecting an increase of 21 percent. Net income for the third quarter 2005 was $8.9 million compared to third quarter 2004 net income of $7.1 million. For the nine months ended September 30, 2005, net income was $24.6 million, or $1.17 per diluted share, compared to net income of $19.5 million, or $0.94 per diluted share for the nine months ended September 30, 2004, reflecting a 24 percent increase in diluted earnings per share between periods. Financial results for the three-month and nine-month periods ended September 30, 2005 include full quarter financial results of The PrivateBank - Michigan, which was acquired on June 20, 2005.

         "PrivateBancorp continued its trend of generating record earnings based on solid operating progress during the quarter. We experienced exceptionally strong loan growth and we remain confident about our credit quality. We are also pleased that net interest margin remained stable and fee income from wealth management and mortgage banking increased. Further momentum is being provided by our recent growth initiatives, including the acquisition of The PrivateBank - Michigan, and the opening of the new Milwaukee and Chicago Gold Coast offices," said Ralph B. Mandell, Chairman, President and CEO.

         "During the third quarter, we announced that The PrivateBank - St. Louis would be expanding by opening a new office in suburban Chesterfield, Missouri, which is scheduled to open during the first quarter 2006. Also, our Oak Brook, Illinois office will be relocating into an expanded facility during the second quarter 2006, reflecting the opportunity for further growth in both of these markets," Mandell said.

         For the third quarter 2005, net interest income totaled $26.3 million compared to third quarter 2004 net interest income of $18.5 million, primarily due to growth in earning assets compared to the year earlier period. Net interest income for The PrivateBank - Michigan was $3.8 million for the third quarter 2005. Net interest margin (on a tax equivalent basis) was 3.53 percent in the third quarter 2005, down from 3.58 percent in the prior year third quarter and unchanged from the second quarter 2005. During third quarter 2005, the yield on average interest earning assets increased by 28 basis points while total cost of funds increased by 27 basis points from second quarter 2005 due primarily to increases in the prime rate and other short-term interest rates.

         The provision for loan losses was $2.0 million in the third quarter 2005, compared to $0.9 million in the prior year third quarter and $1.9 million in the second quarter 2005. The increase in the provision for loan losses reflects the impact of continued strong loan growth offset by net recoveries of $686,000 in the third quarter 2005, primarily due to the recovery of a single-family residential real estate credit. Net charge offs of $404,000 were recognized in the prior year quarter and net charge offs of $310,000 were recognized in the second quarter 2005. The allowance for loan losses as a percentage of total loans was 1.15 percent as of September 30, 2005, unchanged from June 30, 2005 and down from 1.21 percent at September 30, 2004. At September 30, 2005, nonperforming loans as a percentage of total loans were 0.05 percent, down from 0.15 percent at June 30, 2005 and 0.17 percent at September 30, 2004.

         Non interest income increased to $5.5 million in third quarter 2005 from $4.0 million in third quarter 2004, an increase of 35 percent. The growth in non interest income during the third quarter 2005 as compared to the prior year third quarter was driven primarily by growth in wealth management income and mortgage banking income, as well as the net effect of an interest rate swap gain offset by securities losses. Wealth management fee income increased to $2.6 million for the third quarter 2005, up from $2.1 million in the third quarter 2004 and up from $2.4 million in the second quarter 2005. The PrivateBank - Michigan wealth management fee income and mortgage banking income were $333,000 and $265,000 for the third quarter 2005, respectively. Wealth management assets under management increased 27 percent to $2.1 billion at September 30, 2005 compared to $1.6 billion at September 30, 2004 and up $77.1 million from $2.0 billion at June 30, 2005. Excluding Michigan, wealth management assets under management increased by 12 percent year over year. Mortgage banking income grew 65 percent to $1.3 million for the third quarter 2005 compared to $0.8 million for the third quarter 2004 and up 19 percent compared to $1.1 million during the second quarter 2005.

         For the third quarter 2005, a $644,000 gain from an interest rate swap combined with securities losses of $249,000 resulted in $395,000 of other income, compared to $141,000 in the third quarter 2004 and $73,000 in the second quarter 2005.

         Non interest expense increased to $16.6 million in the third quarter 2005 from $11.9 million in the prior year quarter and $12.8 million in the second quarter 2005. The increase in non interest expense as compared to the third quarter 2004 is primarily attributable to the acquisition of The PrivateBank - Michigan, which had non interest expense of $2.4 million for the quarter. Non interest expense excluding the impact of The PrivateBank - Michigan was $14.2 million for the third quarter 2005, reflecting a 19 percent increase from the prior year quarter, primarily due to increases in personnel, occupancy and marketing costs. The second quarter 2005 results included 11 days of The PrivateBank - Michigan expenses.

         The Company continues to add experienced managing directors to support continued growth. Full-time equivalent employees at quarter's end increased to 366 from 253 at September 30, 2004 and from 362 at June 30, 2005 reflecting 73 people added in connection with the acquisition of The PrivateBank - Michigan. At September 30, 2005, the Company had 109 managing directors compared to 72 at September 30, 2004 and 105 managing directors at June 30, 2005. The efficiency ratio was 50 percent in the third quarter 2005 compared to 50 percent in the prior year quarter and 47 percent in the second quarter 2005.

         Total assets were $3.3 billion at September 30, 2005, an increase of 42 percent from $2.4 billion at September 30, 2004, and an increase of 4 percent from $3.2 billion at June 30, 2005. Total assets of The PrivateBank - Michigan were $430.6 million at September 30, 2005. At September 30, 2005, total loans were $2.4 billion, versus $1.5 billion at September 30, 2004 and $2.2 billion at June 30, 2005. Total loans of The PrivateBank - Michigan were $362.4 million at September 30, 2005.

         Investment securities were $720.1 million at September 30, 2005, down from $769.2 million at June 30, 2005 and $759.3 million at September 30, 2004. The decrease in the investment portfolio was due to the combined effect of run-off of mortgage-related securities and continued redemption of Federal Home Loan Bank of Chicago ("FHLB Chicago") stock. During the third quarter 2005, the Company redeemed $20.0 million of FHLB Chicago stock, reducing the investment to $147.0 million from $167.0 million at June 30, 2005. Early in the fourth quarter 2005 an additional $10.0 million of FHLB stock was redeemed further reducing the investment to $137.0 million. During the third quarter 2005, the annualized yield paid by the FHLB Chicago was reduced to 5.0 percent from 5.5 percent yield paid during the second quarter 2005.

         Total deposits were $2.6 billion at September 30, 2005, up from $1.8 billion at September 30, 2004 and up from $2.4 billion at June 30, 2005. The PrivateBank - Michigan contributed deposits of $306.3 million to the consolidated total at September 30, 2005. Core deposits, defined as total deposits less brokered deposits, increased 41 percent to $2.0 billion compared to $1.5 billion at September 30, 2004, and were up $22.0 million, or 1 percent, from $2.0 billion at June 30, 2005. Brokered deposits were $528.7 million at September 30, 2005, up 48 percent from $356.4 million at September 30, 2004 and up $142.9 million, or 37 percent, from $385.7 million at June 30, 2005. Funds borrowed, which include Federal Home Loan Bank advances, increased 39 percent to $417.7 million at September 30, 2005 from $301.6 million at September 30, 2004, and decreased 10 percent from $464.8 million at June 30, 2005. At September 30, 2005, the Company had $327.1 million in outstanding FHLB advances.

         PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely-held businesses and commercial real estate investors. The Company uses a European tradition of "private banking" as a model to develop lifetime relationships with its clients. Utilizing a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client's needs in personal and commercial banking services and wealth management services. The Company, which had assets of $3.3 billion as of September 30, 2005, has 13 offices located in the Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas.

         Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at http://www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago, Detroit, Milwaukee, and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, changes in the current redemption practices of the FHLB Chicago relating to its stock, slower than anticipated growth of the Company's business or unanticipated business declines, unforeseen difficulties in the continued integration of The PrivateBank - Michigan or higher than expected operational costs, unexpected difficulties in the continued integration of or in operating our mortgage banking business, unanticipated construction or other delays relating to our new office to be located in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor's Note: Financial highlights attached.

                                     [LOGO]

                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                    SEPTEMBER 30,                           SEPTEMBER 30,
                                               2005                2004                2005                2004
                                           -----------        ------------        ------------        ------------
                                            UNAUDITED           UNAUDITED           UNAUDITED           UNAUDITED
INTEREST INCOME
Interest and fees on loans...........      $    39,580        $     20,315        $     94,369        $     56,697
Interest on investment securities....            9,093               8,436              27,734              24,185
Interest on short-term investments...              166                  18                 293                  28
                                           -----------        ------------        ------------        ------------
TOTAL INTEREST INCOME                           48,839              28,769             122,396              80,910
                                           -----------        ------------        ------------        ------------
INTEREST EXPENSE
Interest on deposits.................           16,811               8,227              41,649              21,475
Interest on borrowings...............            4,387               1,572               9,611               4,610
Interest on long-term debt - trust
   preferred securities..............            1,377                 485               2,453               1,455
                                           -----------        ------------        ------------        ------------
TOTAL INTEREST EXPENSE                          22,575              10,284              53,713              27,540
                                           -----------        ------------        ------------        ------------

NET INTEREST INCOME                             26,264              18,485              68,683              53,370
Provision for loan losses............            2,046                 851               4,848               2,901
                                           -----------        ------------        ------------        ------------
NET INTEREST INCOME AFTER PROVISION             24,218              17,634              63,835              50,469
                                           -----------        ------------        ------------        ------------

NON INTEREST INCOME
Wealth management income.............            2,627               2,117               7,174               6,204
Mortgage banking income..............            1,284                 776               3,102               2,022
Other income.........................            1,165               1,006               2,915               2,125
Net securities (losses) gains .......             (249)              1,259                 691               1,091
Gains (losses) on interest rate swap.              644              (1,118)                152                (859)
                                           -----------        ------------        ------------        ------------
TOTAL NON INTEREST INCOME                        5,471               4,040              14,034              10,583
                                           -----------        ------------        ------------        ------------
NON INTEREST EXPENSE
Salaries and benefits................            9,408               6,811              23,584              18,903
Occupancy expense....................            1,963               1,394               5,505               4,104
Professional fees....................            1,580               1,407               4,020               3,972
Marketing............................            1,150                 628               2,409               1,825
Data processing......................              803                 520               2,012               1,480
Amortization of intangibles..........              156                  42                 255                 126
Insurance............................              275                 221                 808                 642
Other operating expenses.............            1,221                 860               3,209               2,590
                                           -----------        ------------        ------------        ------------
TOTAL NON INTEREST EXPENSE                      16,556              11,883              41,802              33,642
                                           -----------        ------------        ------------        ------------

Minority interest expense............               82                  74                 231                 206
                                           -----------        ------------        ------------        ------------
INCOME BEFORE INCOME TAXES...........           13,051               9,717              35,836              27,204
                                           -----------        ------------        ------------        ------------
Income tax expense...................            4,186               2,654              11,266               7,735
                                           -----------        ------------        ------------        ------------
NET INCOME                                 $     8,865        $      7,063        $     24,570        $     19,469
                                           ===========        ============        ============        ============

WEIGHTED AVERAGE SHARES OUTSTANDING         20,408,238          19,921,465          20,129,908          19,684,867
DILUTED AVERAGE SHARES OUTSTANDING          21,373,287          20,947,078          21,037,915          20,660,588

EARNINGS PER SHARE
Basic................................      $      0.43        $       0.35        $       1.22        $       0.99
Diluted..............................      $      0.41        $       0.34        $       1.17        $       0.94

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                                     [LOGO]

                           CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                09/30/05       12/31/04        09/30/04
                                               ----------     ----------      ----------
                                               UNAUDITED       AUDITED        UNAUDITED
ASSETS
Cash and due from banks.....................      $43,246        $49,534         $44,814
Short-term investments......................       11,179          1,120          11,004
Investment securities: available-for-sale...      720,055        763,985         759,328
Loans held for sale.........................        9,104          7,200           8,014

Loans.......................................    2,421,725      1,653,363       1,471,083
Allowance for loan losses...................      (27,884)       (18,986)        (17,751)
                                               ----------     ----------      ----------
Net loans...................................    2,393,841      1,634,377       1,453,332

Premises and equipment, net.................        9,798          6,486           6,013
Goodwill....................................       63,160         20,547          20,547
Other assets................................       75,315         52,568          49,314
                                               ----------     ----------      ----------
TOTAL ASSETS................................   $3,325,698     $2,535,817      $2,352,366
                                               ==========     ==========      ==========
LIABILITIES
Non-interest bearing deposits...............   $  261,808     $  165,170      $  170,315
Interest bearing deposits...................    2,310,426      1,707,465       1,638,217
                                               ----------     ----------      ----------
Total deposits..............................    2,572,234      1,872,635       1,808,532
                                               ----------     ----------      ----------

Funds borrowed..............................      417,664        414,519         301,558
Long-term debt - trust preferred securities.       78,000         20,000          20,000
Other liabilities...........................       29,995         34,590          35,241
                                               ----------     ----------      ----------
TOTAL LIABILITIES...........................    3,097,893      2,341,744       2,165,331
                                               ----------     ----------      ----------

STOCKHOLDERS' EQUITY
Common stock and additional paid-in-capital.      133,858        120,491         119,528
Treasury stock..............................       (2,635)        (2,207)         (1,875)
Retained earnings...........................       96,783         73,789          64,136
Accumulated other comprehensive income......        8,161          7,056           9,842
Deferred compensation.......................       (8,362)        (5,056)         (4,596)
                                               ----------     ----------      ----------
TOTAL STOCKHOLDERS' EQUITY..................      227,805        194,073         187,035
                                               ----------     ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..   $3,325,698     $2,535,817      $2,352,366
                                               ==========     ==========      ==========

BOOK VALUE PER SHARE........................   $    10.86     $     9.51      $     9.19

NOTE 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                     3Q05         2Q05          1Q05          4Q04         3Q04
                                  ----------   ----------    ----------   ----------    ----------
KEY STATISTICS
   Net income.................... $    8,865   $    7,899    $    7,806   $    7,526    $    7,063
   Basic earnings per share...... $     0.43   $     0.39    $     0.39   $     0.38    $     0.35
   Diluted earnings per share.... $     0.41   $     0.38    $     0.37   $     0.36    $     0.34

   Return on average total
      assets.....................       1.09%        1.18%         1.24%        1.24%         1.23%
   Return on average total
      equity.....................      15.94%       15.45%        15.81%       15.65%        15.29%
   Dividend payout ratio.........      10.62%       11.73%        11.77%        8.11%         8.63%
   Fee revenue as a percent of
      total revenue (1)..........      16.20%       16.89%        15.98%       16.03%        17.41%
   Wealth management assets
      under management...........  2,061,510    1,984,371     1,735,292    1,727,479     1,620,487

   Non-interest income to
      average assets.............       0.67%        0.67%         0.68%        0.61%         0.71%
   Non-interest expense to
      average assets.............       2.03%        1.92%         2.01%        1.98%         2.08%
   Net overhead ratio (2)........       1.36%        1.25%         1.32%        1.37%         1.37%
   Efficiency ratio (3)..........       50.4%        46.8%         48.1%        48.3%         50.0%

NET INTEREST MARGIN
   Fed funds sold & other
      short-term investments.....       3.59%        2.89%         3.21%        2.49%         1.79%
   Investment Securities
      (taxable)..................       4.96%        5.05%         5.07%        4.94%         4.50%
   Investment Securities
      (non-taxable)..............       6.96%        6.96%         6.95%        6.85%         6.81%
   Loans, net of unearned
      discount...................       6.76%        6.43%         6.09%        5.83%         5.57%
                                  ----------   ----------    ----------   ----------    ----------
   Yield on average earning
      assets.....................       6.44%        6.16%         5.93%        5.70%         5.46%
                                  ----------   ----------    ----------   ----------    ----------
   Interest bearing deposits.....       3.04%        2.88%         2.58%        2.28%         2.05%
   Funds borrowed................       3.66%        3.12%         2.76%        2.34%         2.09%
   Trust preferred securities....       7.06%        8.69%         9.70%        9.70%         9.70%
                                  ----------   ----------    ----------   ----------    ----------
   Cost of average
      interest-bearing
      liabilities................       3.26%        2.99%         2.68%        2.36%         2.14%
                                  ----------   ----------    ----------   ----------    ----------
   Net interest spread (4).......       3.18%        3.17%         3.25%        3.34%         3.32%
   Net interest margin (5).......       3.53%        3.53%         3.57%        3.63%         3.58%

   Tax equivalent adjustment
      to net interest income (6). $    1,132   $    1,125    $    1,107   $    1,040    $    1,224

(1) Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2) Non-interest expense less non-interest income divided by average total assets.
(3) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(6) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

                                                     RECONCILIATION OF NET INTEREST INCOME TO NET INTEREST INCOME ON
                                                                         A TAX EQUIVALENT BASIS
                                                        3Q05          2Q05         1Q05         4Q04          3Q04
                                                       -------       -------      -------      -------       -------
Net interest income...............................     $26,264       $21,792      $20,627      $20,172       $18,485
Tax equivalent adjustment to net interest income..       1,132         1,125        1,107        1,040         1,224
                                                       -------       -------      -------      -------       -------
Net interest income, tax equivalent basis.........     $27,396       $22,917      $21,734      $21,212       $19,709
                                                       -------       -------      -------      -------       -------

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                         3Q05          2Q05          1Q05          4Q04          3Q04
                                                      -----------   -----------   -----------   -----------   -----------
BALANCE SHEET RATIOS
   Loans to Deposits (period end)................           94.15%        91.08%        86.35%        88.29%        81.34%
   Average interest-earning assets to average
      interest-bearing liabilities...............           111.7         113.6         113.5         114.1         114.0

PER SHARE DATA
   Dividends.....................................     $     0.045   $     0.045   $     0.045   $     0.030   $     0.030
   Book value (period end).......................     $     10.86   $     10.51   $      9.79   $      9.51   $      9.19
   Tangible book value (period end)(1)...........     $      7.58   $      7.22   $      8.68   $      8.40   $      8.07

SHARE PRICE DATA (PERIOD END)
   Closing Price.................................     $     34.28   $     35.38   $     31.41   $     32.23   $     26.96
   Diluted earnings multiple(2)..................           21.07x        23.21x        20.93x        22.57x        19.99x
   Book value multiple...........................            3.16x         3.37x         3.21x         3.39x         2.93x

COMMON STOCK INFORMATION
   Outstanding shares at end of period...........      20,978,119    20,928,869    20,467,143    20,400,103    20,346,303

NUMBER OF SHARES USED TO COMPUTE:
   Basic earnings per share......................      20,408,238    20,065,931    19,973,853    19,911,662    19,921,465
   Diluted earnings per share....................      21,373,287    20,971,907    20,998,095    20,992,893    20,947,078

CAPITAL RATIOS (PERIOD END)(3):
   Total equity to total assets..................            6.85%         6.87%         7.70%         7.65%         7.95%
   Total risk-based capital ratio................           10.13%        10.60%        11.07%        11.29%        11.80%
   Tier-1 risk-based capital ratio...............            8.67%         9.18%        10.03%        10.24%        10.71%
   Leverage ratio................................            7.07%         7.94%         7.61%         7.71%         7.74%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.

(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.

(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.

                                     [LOGO]

                               KEY FINANCIAL DATA
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                 3Q05           2Q05          1Q05           4Q04          3Q04
                                                -------        -------       -------        -------       -------
SUMMARY INCOME STATEMENT
INTEREST INCOME
   Interest and fees on loans............       $39,580        $29,198       $25,591        $22,802       $20,315
   Interest on investment securities.....         9,093          9,428         9,213          9,386         8,436
   Interest on short-term investments....           166             93            34             12            18
                                                -------        -------       -------        -------       -------
TOTAL INTEREST INCOME....................        48,839         38,719        34,838         32,200        28,769
INTEREST EXPENSE.........................        22,575         16,927        14,211         12,028        10,284
                                                -------        -------       -------        -------       -------
NET INTEREST INCOME......................        26,264         21,792        20,627         20,172        18,485
   Provision for loan losses.............         2,046          1,900           902          1,498           851
                                                -------        -------       -------        -------       -------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES.......................        24,218         19,892        19,725         18,674        17,634
                                                -------        -------       -------        -------       -------
NON INTEREST INCOME
   Wealth management income..............         2,627          2,350         2,198          2,113         2,117
   Mortgage banking income...............         1,284          1,076           742            834           776
   Other income..........................         1,165            885           865            903         1,006
   Net securities (losses) gains.........          (249)         1,045          (105)          (123)        1,259
   Gains (losses) on interest rate swap             644           (972)          479            (11)       (1,118)
                                                -------        -------       -------        -------       -------
TOTAL NON INTEREST INCOME................         5,471          4,384         4,179          3,716         4,040
                                                -------        -------       -------        -------       -------
NON INTEREST EXPENSE
   Salaries and benefits.................         9,408          7,158         7,018          7,124         6,811
   Occupancy expense.....................         1,963          1,804         1,738          1,567         1,394
   Professional fees.....................         1,580          1,225         1,215          1,082         1,407
   Marketing.............................         1,150            645           614            695           628
   Data processing.......................           803            627           582            529           520
   Insurance.............................           275            270           263            276           221
   Amortization of intangibles...........           156             57            42             42            42
   Other operating expenses..............         1,221            995           993            717           860
                                                -------        -------       -------        -------       -------
TOTAL NON INTEREST EXPENSE...............        16,556         12,781        12,465         12,032        11,883
                                                -------        -------       -------        -------       -------
   Minority interest expense.............            82             73            76             64            74
                                                -------        -------       -------        -------       -------
INCOME BEFORE INCOME TAXES...............        13,051         11,422        11,363         10,294         9,717
   Income tax expense....................         4,186          3,523         3,557          2,768         2,654
                                                -------        -------       -------        -------       -------
NET INCOME ..............................       $ 8,865        $ 7,899       $ 7,806        $ 7,526       $ 7,063
                                                =======        =======       =======        =======       =======

                                     [LOGO]

                               KEY FINANCIAL DATA
                                   UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                      3Q05       2Q05      1Q05       4Q04       3Q04
                                                    -------    -------   -------    -------    -------
CREDIT QUALITY
KEY RATIOS
   Net charge-offs (recoveries) to average
      loans.....................................      -0.12%      0.07%    -0.01%      0.07%      0.11%
   Total non-performing loans to total loans....       0.05%      0.15%     0.16%      0.15%      0.17%
   Total non-performing assets to total assets..       0.04%      0.11%     0.11%      0.10%      0.10%
   Nonaccrual loans to:
      total loans...............................       0.02%      0.06%     0.08%      0.07%      0.05%
      total assets..............................       0.01%      0.04%     0.06%      0.04%      0.03%
   Allowance for loan losses to:
      total loans...............................       1.15%      1.15%     1.15%      1.15%      1.21%
      non-performing loans......................       1954%       689%      717%       751%       729%
      nonaccrual loans..........................       5908%      2076%     1377%      1742%      2228%

NON-PERFORMING ASSETS:
      Loans delinquent over 90 days.............    $   744    $ 2,026   $ 1,335    $ 1,438    $ 1,638
      Nonaccrual loans..........................        472      1,212     1,448      1,090        797
      OREO......................................        211        413         -          -          -
                                                    -------    -------   -------    -------    -------
   Total non-performing assets..................    $ 1,427    $ 3,651   $ 2,783    $ 2,528    $ 2,435
                                                    =======    =======   =======    =======    =======
NET LOAN CHARGE-OFFS (RECOVERIES):
   Loans charged off............................        $19    $   328   $     3    $   330    $   831
   (Recoveries).................................       (705)       (18)      (63)       (67)      (427)
                                                    -------    -------   -------    -------    -------
   Net charge-offs (recoveries).................   ($   686)   $   310  ($    60)   $   263    $   404
                                                    =======    =======   =======    =======    =======

PROVISION FOR LOAN LOSSES.......................    $ 2,046    $ 1,900   $   902    $ 1,498    $   851
                                                    =======    =======   =======    =======    =======
ALLOWANCE FOR LOAN LOSSES SUMMARY
   Balance at beginning of period (1)...........    $25,152    $23,562   $18,986    $17,751    $17,304
   Provision....................................      2,046      1,900       902      1,498        851
   Net charge-offs (recoveries).................       (686)       310       (60)       263        404
                                                    -------    -------   -------    -------    -------
   Balance at end of period.....................    $27,884    $25,152   $19,948    $18,986    $17,751
                                                    =======    =======   =======    =======    =======
NET LOAN CHARGE-OFFS (RECOVERIES):
   Commercial real estate.......................          -          -         -          -          -
   Residential real estate......................          -          -         -          -          -
   Commercial...................................   ($   115)   $   270  ($    60)   $   184   ($   314)
   Personal.....................................   ($   571)   $    40         -         79        718
   Home equity..................................          -          -         -          -          -
   Construction.................................          -          -         -          -          -
                                                    -------    -------   -------    -------    -------
   Total net loan charge-offs (recoveries)......   ($   686)   $   310  ($    60)   $   263    $   404
                                                    =======    =======   =======    =======    =======

(1) The 2Q05 beginning balance includes The PrivateBank - Michigan allowance at acquisition date June 20, 2005.

                                     [LOGO]

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                  UNAUDITED     UNAUDITED      UNAUDITED     AUDITED      UNAUDITED
                                                   09/30/05      06/30/05       03/31/05     12/31/04      09/30/04
                                                  ----------    ----------     ----------   ----------    ----------
ASSETS
------
Cash and due from banks......................     $   43,246    $   33,359     $   29,943   $   49,534    $   44,814
Short-term investments.......................         11,179        74,873          5,047        1,120        11,004
Investment securities: available-for-sale....        720,055       769,218        764,917      763,985       759,328
Loans held for sale..........................          9,104        12,532          8,678        7,200         8,014
Loans........................................      2,421,725     2,192,542      1,729,882    1,653,363     1,471,083
   Less:  Allowance for loan losses..........        (27,884)      (25,152)       (19,948)     (18,986)      (17,751)
                                                  ----------    ----------     ----------   ----------    ----------
   Net loans.................................      2,393,841     2,167,390      1,709,934    1,634,377     1,453,332
                                                  ----------    ----------     ----------   ----------    ----------
Premises and equipment, net..................          9,798         8,580          6,990        6,486         6,013
Goodwill.....................................         63,160        62,981         20,547       20,547        20,547
Other assets.................................         75,315        73,139         55,634       52,568        49,314
                                                  ----------    ----------     ----------   ----------    ----------
      Total Assets...........................     $3,325,698    $3,202,072     $2,601,690   $2,535,817    $2,352,366
                                                  ==========    ==========     ==========   ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Non-interest bearing deposits................     $  261,808    $  245,019     $  173,558   $  165,170    $  170,315
Interest bearing demand deposits.............        121,696       118,089        100,598      106,846        89,538
Savings and money market deposits............      1,108,299     1,153,918      1,016,876      854,163       864,794
Time deposits................................      1,080,431       890,315        712,207      746,456       683,885
                                                  ----------    ----------     ----------   ----------    ----------
   Total deposits............................      2,572,234     2,407,341      2,003,239    1,872,635     1,808,532
Funds borrowed...............................        417,664       464,799        340,737      414,519       301,558
Long-term debt - Trust Preferred Securities..         78,000        78,000         20,000       20,000        20,000
Other liabilities............................         29,995        32,026         37,342       34,590        35,241
                                                  ----------    ----------     ----------   ----------    ----------
   Total liabilities.........................      3,097,893     2,982,166      2,401,318    2,341,744     2,165,331
Stockholders' equity ........................        227,805       219,906        200,372      194,073       187,035
                                                  ----------    ----------     ----------   ----------    ----------
      Total Liabilities and Stockholders'
        Equity...............................     $3,325,698    $3,202,072     $2,601,690   $2,535,817    $2,352,366
                                                  ==========    ==========     ==========   ==========    ==========

                                     [LOGO]

                        AVERAGE QUARTERLY BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                                   09/30/05      06/30/05       03/31/05     12/31/04      09/30/04
                                                  ----------    ----------     ----------   ----------    ----------
ASSETS
------
Cash and due from banks......................     $   34,513    $   28,483     $   32,559   $   27,459    $   26,706
Short-term investments.......................         18,234        12,643          4,245        1,878         3,949
Investment securities: available-for-sale....        749,461       768,523        752,794      775,602       744,446
Loans held for sale..........................          9,644         8,517          7,339        6,324         4,704
Loans........................................      2,305,517     1,803,580      1,686,713    1,535,642     1,432,003
   Less:  Allowance for loan losses..........        (26,271)      (20,665)       (19,360)     (18,167)      (17,781)
                                                  ----------    ----------     ----------   ----------    ----------
   Net loans.................................      2,279,246     1,782,915      1,667,353    1,517,475     1,414,222
                                                  ----------    ----------     ----------   ----------    ----------
Premises and equipment, net..................          9,248         7,241          6,966        6,251         5,788
Goodwill.....................................         62,982        25,486         20,547       20,547        20,547
Other assets.................................         74,293        62,007         53,770       52,493        51,115
                                                  ----------    ----------     ----------   ----------    ----------
      Total Assets...........................     $3,237,621    $2,695,815     $2,545,573   $2,408,029    $2,271,477
                                                  ==========    ==========     ==========   ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Non-interest bearing deposits................     $  238,632    $  190,477     $  171,845   $  168,942    $  157,312
Interest bearing demand deposits.............        119,060       110,956        100,843       99,758        89,754
Savings and money market deposits............      1,120,336     1,038,059        918,113      867,787       780,746
Time deposits................................        957,640       743,221        748,909      688,156       719,528
                                                  ----------    ----------     ----------   ----------    ----------
   Total deposits............................      2,435,668     2,082,713      1,939,710    1,824,643     1,747,340
Funds borrowed...............................        468,681       348,216        357,712      342,184       293,942
Long-term debt - Trust Preferred Securities..         78,000        27,229         20,000       20,000        20,000
Other liabilities............................         34,645        32,583         28,046       30,412        26,901
                                                  ----------    ----------     ----------   ----------    ----------
   Total liabilities.........................      3,016,994     2,490,741      2,345,468    2,217,239     2,088,183
Stockholders' equity ........................        220,627       205,074        200,105      190,790       183,294
                                                  ----------    ----------     ----------   ----------    ----------
      Total Liabilities and Stockholders'
        Equity...............................     $3,237,621    $2,695,815     $2,545,573   $2,408,029    $2,271,477
                                                  ==========    ==========     ==========   ==========    ==========

                                     [LOGO]

                       AVERAGE YEAR-TO-DATE BALANCE SHEETS
                        (UNAUDITED, DOLLARS IN THOUSANDS)

                                                   09/30/05      06/30/05       03/31/05     12/31/04      09/30/04
                                                  ----------    ----------     ----------   ----------    ----------
ASSETS
------
Cash and due from banks......................     $   31,856    $   30,370     $   32,559   $   30,387    $   31,557
Short-term investments.......................         10,824         8,540          4,245        2,358         2,468
Investment securities: available-for-sale....        756,915       760,700        752,794      731,152       727,466
Loans held for sale..........................          8,431         8,710          7,339        7,028         5,350
Loans........................................      1,934,324     1,744,754      1,686,713    1,399,849     1,365,261
   Less:  Allowance for loan losses..........        (22,124)      (20,016)       (19,360)     (17,087)      (16,844)
                                                  ----------    ----------     ----------   ----------    ----------
   Net loans.................................      1,912,200     1,724,738      1,667,353    1,382,762     1,348,417
                                                  ----------    ----------     ----------   ----------    ----------
Premises and equipment, net..................          7,827         7,104          6,966        6,013         5,895
Goodwill.....................................         36,557        23,116         20,547       20,850        20,917
Other assets.................................         64,050        58,612         53,770       39,735        35,278
                                                  ----------    ----------     ----------   ----------    ----------
      Total Assets...........................     $2,828,660    $2,621,890     $2,545,573   $2,220,285    $2,177,348
                                                  ==========    ==========     ==========   ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Non-interest bearing deposits................     $  200,704    $  181,274     $  171,845   $  151,588    $  147,818
Interest bearing demand deposits.............        110,353       105,927        100,843       90,888        87,906
Savings and money market deposits............      1,026,205       978,402        918,113      722,923       683,121
Time deposits................................        817,344       746,049        748,909      712,399       734,053
                                                  ----------    ----------     ----------   ----------    ----------
   Total deposits............................      2,154,606     2,011,652      1,939,710    1,677,798     1,652,898
Funds borrowed...............................        390,919       352,931        357,712      315,719       302,291
Long-term debt - Trust Preferred Securities..         41,743        23,615         20,000       20,000        20,000
Other liabilities............................         32,347        30,963         28,046       26,370        24,646
                                                  ----------    ----------     ----------   ----------    ----------
   Total liabilities.........................      2,619,615     2,419,161      2,345,468    2,039,887     1,999,835
Stockholders' equity ........................        209,045       202,729        200,105      180,398       177,513
                                                  ----------    ----------     ----------   ----------    ----------
      Total Liabilities and Stockholders'
        Equity...............................     $2,828,660    $2,621,890     $2,545,573   $2,220,285    $2,177,348
                                                  ==========    ==========     ==========   ==========    ==========